Exhibit 3(ii)a


                            FPL GROUP, INC.


                                BYLAWS


                  ARTICLE I.  MEETINGS OF SHAREHOLDERS


     Section 1.  Annual Meeting.    The annual meeting of the shareholders
of the Corporation shall be held at the time and place designated by the board of directors of the Corporation.

     Section 2.  Special Meetings.    Special meetings of the shareholders
may be called by the chairman of the board of directors or the president or the secretary of the Corporation and shall be called upon the written request of a majority of the entire board of directors or the holder or holders of not less than a majority of all the outstanding shares of stock of the Corporation entitled to vote on the matter or matters to be presented at the meeting. Such request shall state the purpose or purposes of the proposed meeting. No business shall be conducted at any special meeting other than the business for which the special meeting is called as set forth in the notice of the special meeting. Special meetings shall be held at the time and place designated by the chief executive officer of the Corporation.

     Section 3.  Place and Presiding Officer.    Meetings of the
shareholders may be held within or without the State of Florida.

     Meetings of the shareholders may be presided over by the chairman of the board, the president or any vice president. The secretary of the Corporation, or any person chosen by the person presiding over the shareholders' meeting, shall act as secretary for the meeting.

     Section 4.  Notice.    Written notice stating the place, day and hour
of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, personally, by United States mail, or in such other manner as may be permitted by law, by or at the direction of the chairman of the board, the president, the secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 5.  Notice of Adjourned Meetings.     When a meeting is
adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in
Section 4 of this Article I to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 6.  Closing of Transfer Books and Fixing Record Date.     For
the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days (or such longer period as may from time to time be permitted by law). If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days (or such longer period as may from time to time be permitted by law) and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

     Section 7.  Shareholder Quorum and Voting.   A majority of the total
number of shares outstanding and entitled to vote, present in person or represented by proxy thereat, shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by law or by the Corporation's Restated Articles of Incorporation (the "Charter"). If a specified item of business is required to be voted on by a class or series of shares, a majority of the total number of shares outstanding and entitled to vote of such class or series, present in person or represented by proxy thereat, shall constitute a quorum at a meeting of shareholders for the transaction of such item of business by such class or series. If, however, a quorum does not exist at a meeting, the holders of a majority of the shares present at such meeting and entitled to vote may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which a quorum exists, any business may be transacted which might have been transacted at the meeting as originally noticed. After a quorum has been established at a meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     If a quorum exists, action on a matter (including the election of directors) shall be approved by the shareholders of the Corporation if the matter receives the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter, unless the matter is one upon which, by express provision of law a greater vote is required or from time to time permitted by action of the board of directors, or by the Charter or these bylaws a greater or different vote is required, in either which case such express provision shall govern and control the requisite vote requirement.

     Section 8. Inspectors of Election. Prior to each meeting of shareholders, the board of directors shall appoint not less than two nor more than seven inspectors of election who shall have such duties and perform such functions in connection with the meeting as shall be determined by the board of directors.


                        ARTICLE II.  DIRECTORS

     Section 1.  Function.     All corporate powers shall be exercised by or
under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

     Section 2.  Number.     The number of directors of the Corporation
shall not be less than three nor more than sixteen. The authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the entire board of directors given at a regular or special meeting thereof. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     At each annual meeting the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director so elected shall hold office for the term of which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, retirement, removal from office or death. No person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director of the Corporation, and no director who shall have attained the age of 70 years by the date of election shall be eligible for election as chairman of the board of directors; provided, however, that these limitations shall not be applied in a manner which would cause the involuntary retirement of an employee of the Corporation.

     Section 3.  Vacancies.    Any vacancy occurring in the board of
directors, including any vacancy created by reason of an increase in the number of directors, shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

     Section 4.  Removal.     A director may be removed by the majority vote
of the entire board of directors. A director may also be removed by shareholders, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock (as defined in the Charter), voting together as a single class. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

     Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, the provisions of this Section 4 shall apply, in respect to the removal of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of Voting Stock voting together as a single class.

     Section 5.  Quorum and Voting.    A majority of the number of directors
fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the board of directors, the quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 6. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the entire board of directors, may designate from among its members an executive committee and one or more other committees. Each committee of the board of directors shall have such powers and functions as may be delegated to it by resolution adopted by the entire board of directors, except as prohibited by law.

     The board of directors, by resolution adopted in accordance with this
Section 6, shall designate a chairman for each committee it establishes who shall preside at all meetings of the committee and who shall have such additional duties as shall from time to time be designated by the board of directors.

     The board of directors, by resolution adopted in accordance with this
Section 6, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

     Section 7.   Meetings.      Regular meetings of the board of directors
shall be held without notice at the location of and immediately after the adjournment of the annual meeting of shareholders in each year, and at such other time and place, as may be determined by the board of directors. Notice of the time and place of special meetings of the board of directors shall be given to each director either by personal delivery, telegram, cablegram, or by telephone at least two days prior to the meeting. Notice may also be given through the postal service if mailed at least five days prior to the meeting.

     Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Except as otherwise provided in the Charter, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors.

     Meetings of the board of directors may be called by the chairman of the board, the president, or by any two directors.

     Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Meetings of the board of directors shall be presided over by the chairman of the board, or if such position is vacant or such person is absent, by the president. If neither the chairman of the board nor the president is present, the directors shall elect a chairman for the meeting from one of their members present.

     Section 8.  Action Without a Meeting.     Any action required to be
taken at a meeting of the directors or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                          ARTICLE III.  OFFICERS

     Section 1.  Types.     The officers of the Corporation shall consist of
a chairman of the board, a president, a secretary, a treasurer and such vice presidents and other officers as may be appointed by the board of directors or by a duly appointed officer authorized by these bylaws or by resolution of the board of directors to appoint officers.

     The chief executive officer of the Corporation shall be either the chairman of the board or the president as determined by the board of directors.

     The chief executive officer of the Corporation shall have the authority to appoint one or more assistant treasurers, assistant controllers and assistant secretaries.

     Section 2.  Appointment and Term.    The officers of the Corporation
shall be appointed by the board of directors or by a duly appointed officer authorized to appoint officers. Each officer shall hold office until the first board of directors meeting immediately following the annual shareholders' meeting next occurring after his or her appointment to office and until his or her successor shall have been appointed or until his or her earlier resignation, retirement, removal from office or death.

     Section 3.  Duties.    All officers of the Corporation shall have such
authority and shall perform such duties as generally pertain to their respective offices and shall have such additional authority and perform such additional duties as may from time to time be determined by resolution of the board of directors.

     Section 4.  Removal of Officers.     Any officer may be removed by the
board of directors at any time with or without cause. Any officer appointed by the chief executive officer may be removed by the chief executive officer at any time with or without cause.

     Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; provided, however, the appointment of any officer shall not of itself create contract rights.

                    ARTICLE IV.  STOCK CERTIFICATES

     Certificates representing shares in the Corporation shall be signed by the president or a vice president and the secretary or an assistant secretary. In addition, such certificates may be signed by a transfer agent or a registrar (other than the Corporation itself) and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on such certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issuance.

     Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

                          ARTICLE V. DIVIDENDS

     The board of directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Charter.

                     ARTICLE VI.  INDEMNIFICATION

     Section 1.  Right to Indemnification.     Each person who was or is
made a party or is threatened to be made a party to or was or is called as a witness or was or is otherwise involved in any Proceeding in connection with his or her status as an Indemnified Person, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Florida General Corporation Act (the "Act"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VI, the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if authorization for such Proceeding (or part thereof) was not denied by the board of directors of the Corporation prior to 60 days after receipt of notice thereof from such person.

     For purposes of this Article VI:

          (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

          (ii) an "Indemnified Person" is a person who is or was (A) a director or officer of the Corporation, (B) a director, officer or other employee of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation, (C) an agent or non-officer employee of the Corporation as to whom the Corporation has agreed to grant such indemnity, or (D) serving at the request of the Corporation in any capacity with any entity or enterprise other than the Corporation and as to whom the Corporation has agreed to grant such indemnity.

     Section 2. Expenses.    Expenses, including attorneys' fees, incurred
by a person indemnified pursuant to Section 1 of this Article VI in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, (i) in the case of a director or officer of the Corporation or director, officer or other employee of the Corporation serving as a trustee or fiduciary of any employee benefit plan of the Corporation, upon receipt of an undertaking ("Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; or (ii) in the case of any other person, upon such terms and as the board of directors, the chairman of the board or the president of the Corporation deems appropriate.

     Notwithstanding the foregoing, in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VI, the Corporation shall pay said expenses in advance of final disposition only if authorization for such Proceeding (or part thereof) was not denied by the board of directors of the Corporation prior to 60 days after receipt of a request for such advancement accompanied by an Undertaking.

     A person to whom expenses are advanced pursuant to this Section 2 shall not be obligated to repay pursuant to an Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to such Undertaking.

     Section 3.  Protection of Rights.    If a claim under Section 1 of this
Article VI is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to
Section 2 of this Article VI have not been promptly advanced after a written request for such advancement accompanied by an Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

     Section 4. Miscellaneous.

          (i) Power to Request Service and to Grant Indemnification. The chairman of the board or the president or the board of directors may request any director, officer, agent or employee of the Corporation to serve as its representative in the position of a director or officer (or in a substantially similar capacity) of an entity or enterprise other than the Corporation, and may grant to such person indemnification by the Corporation as described in Section 1 of this
Article VI.

          (ii) Non-Exclusivity of Rights.    The rights conferred on any
person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

          (iii) Insurance Contracts and Funding.     The Corporation may
maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of or person serving in any other capacity with, the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including serving as a trustee or fiduciary of any employee benefit plan) against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the Act. The Corporation may enter into contracts with any director, officer, agent or employee of the Corporation in furtherance of the provisions of this
Article VI, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VI.

          (iv) Contractual Nature.    The provisions of this Article VI
shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VI shall be deemed to be a contract between the Corporation and each person who, at any time that this Article VI is in effect, serves or served in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article VI or any repeal or modification of the Act, or any other applicable law shall not limit any rights of indemnification for Proceedings then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article VI with regard to Proceedings arising out of acts, omissions or events arising prior to such repeal or modification.

          (v) Savings Clause.     If this Article VI or any portion hereof
shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the Corporation shall nevertheless indemnify each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by applicable law.


                     ARTICLE VII.  ACTION WITH RESPECT TO
                       SECURITIES OF OTHER CORPORATIONS

     Unless otherwise directed by the board of directors, the chief executive officer or his or her designee shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                        ARTICLE VIII.  AMENDMENT

     The power to adopt, alter, amend or repeal bylaws shall be vested in the board of directors. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws may be adopted by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least 75% of the then outstanding Voting Stock (as defined in the Charter), voting together as a single class.

               ARTICLE IX.  CONTINUING EFFECT OF BYLAW PROVISIONS

     Any provisions contained in these bylaws which, at the time of its adoption, was authorized or permitted by applicable law shall continue to remain in full force and effect until such time as such provision is specifically amended in accordance with these bylaws, notwithstanding any subsequent modification of such law (except to the extent such bylaw provision expressly provides for its modification by or as a result of any such subsequently enacted law).